

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                         188,062
<SECURITIES>                                 1,040,318
<RECEIVABLES>                               11,643,589<F1>
<ALLOWANCES>                                   383,415<F2>
<INVENTORY>                                          0<F3>
<CURRENT-ASSETS>                                     0<F4>
<PP&E>                                               0<F4>
<DEPRECIATION>                                       0<F4>
<TOTAL-ASSETS>                              13,376,681
<CURRENT-LIABILITIES>                                0<F4>
<BONDS>                                      5,850,198<F5>
<PREFERRED-MANDATORY>                                0<F3>
<PREFERRED>                                          0<F3>
<COMMON>                                         1,000
<OTHER-SE>                                   1,578,675<F6>
<TOTAL-LIABILITY-AND-EQUITY>                13,376,681
<SALES>                                              0<F3>
<TOTAL-REVENUES>                               936,514<F7>
<CGS>                                                0<F3>
<TOTAL-COSTS>                                        0<F4>
<OTHER-EXPENSES>                               369,642<F8>
<LOSS-PROVISION>                                97,012<F9>
<INTEREST-EXPENSE>                             333,116<F10>
<INCOME-PRETAX>                                136,744
<INCOME-TAX>                                    50,545
<INCOME-CONTINUING>                             86,199
<DISCONTINUED>                                       0<F3>
<EXTRAORDINARY>                                      0<F3>
<CHANGES>                                            0<F3>
<NET-INCOME>                                    86,199
<EPS-BASIC>                                        0<F3>
<EPS-DILUTED>                                        0<F3>


<F1>RECEIVABLES IN THIS EXHIBIT REPRESENTS NET FINANCE RECEIVABLES REPORTED
    IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F2>ALLOWANCES IN THIS EXHIBIT REPRESENTS ALLOWANCE FOR FINANCE RECEIVABLE
    LOSSES REPORTED IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F3>NOT APPLICABLE.

<F4>NOT REPORTED SEPARATELY (OR NOT REPORTED SEPARATELY AS DEFINED BY
    ARTICLE 5 OF REGULATION S-X) IN DOCUMENT FILED.

<F5>BONDS IN THIS EXHIBIT REPRESENTS LONG-TERM DEBT REPORTED IN THE COMPANY'S
    UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS WHICH INCLUDES OTHER LONG-TERM DEBT.

<F6>OTHER STOCKHOLDER'S EQUITY IN THIS EXHIBIT REPRESENTS ADDITIONAL PAID-IN-
    CAPITAL, ACCUMULATED OTHER COMPREHENSIVE INCOME, AND RETAINED EARNINGS REPORTED IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F7>TOTAL REVENUES IN THIS EXHIBIT REPRESENTS TOTAL REVENUES REPORTED IN THE
    COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F8>OTHER EXPENSES IN THIS EXHIBIT REPRESENTS OPERATING EXPENSES,
    INSURANCE LOSSES AND LOSS ADJUSTMENT EXPENSES, AND OTHER CHARGE REPORTED IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F9>LOSS PROVISION IN THIS EXHIBIT REPRESENTS PROVISION FOR FINANCE
    RECEIVABLE LOSSES REPORTED IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.

<F10>INTEREST EXPENSE IN THIS EXHIBIT REPRESENTS INTEREST EXPENSE REPORTED
     IN THE COMPANY'S UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS.


